                                                                    EXHIBIT 99.1

                                [HOMESTORE LOGO]


                  HOMESTORE REPORTS SECOND QUARTER 2003 RESULTS

                     Settlements Enable Focus On Operations

WESTLAKE VILLAGE, CALIF. - AUGUST 13, 2003 - Homestore Inc. (NASDAQ SCM: HOMS), the leading provider of real estate media and technology solutions, today reported financial results for the second quarter ended June 30, 2003. Revenue for the second quarter totaled $53.9 million versus $54.9 million for the first quarter of 2003. The two percent decline in revenue was entirely attributable to a $1.4 million reduction in related party revenue from Cendant Corporation ("Cendant"). Revenue from non-related customers increased from $51.9 million to $52.3 million in the second quarter. The gross margin for the quarter remained constant at 72 percent.

The loss from continuing operations for the second quarter was $(94.0) million, or $(0.80) per share, compared to income from continuing operations of $87.0 million, or $.72 per share for the first quarter of 2003. The net loss for the second quarter was $(91.7) million, or $(0.78) per share, compared with net income of $87.2 million, or $0.72 per share in the first quarter of 2003. The results for both quarters include substantial non-recurring items. Charges totaling $75.8 million related to the settlements with the California State Teachers' Retirement Systems ("CalSTRS") and Cendant are included in the results for the second quarter. The prior quarter included a one-time non-recurring gain of $104.1 million related to the settlement with AOL.

Excluding these charges, and certain other non-cash expenses, principally stock based charges, depreciation and amortization, Homestore's loss from operations was $(7.6) million in the second quarter of 2003 compared to a loss of $(4.1) million in the first quarter of 2003. This information is provided because management uses it to monitor and assess the company's performance and believes it is helpful to investors in understanding the company's business. The increased loss is a function of the decline in related party revenue, additional legal expense in negotiating the settlements with CalSTRS and Cendant and the additional investment in the sales force and product development initiatives announced earlier this year.

Homestore's chief executive officer, Mike Long commented on the quarter, "We are pleased with our progress toward resolving our legacy financial and litigation challenges. The settlements of the CalSTRS securities class action lawsuit and the Cendant dispute allow us to increase management's attention to Homestore's more tightly focused operations. While it is still early in our turnaround process, we believe the significant investments we are making in distribution, product development, sales and customer service are paying off. Increased
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HOMESTORE REPORTS SECOND QUARTER 2003 RESULTS                            Page 2

consumer traffic to our Web sites, new relationships with MSN and Yahoo!, and the successful rollout of our new media-based pricing model increase our confidence in our ability to deliver on our commitment of making real estate professionals more profitable and productive."

SETTLEMENT IN SECURITIES CLASS ACTION LAWSUIT

Earlier today, Homestore announced that a settlement agreement had been reached between Homestore and CalSTRS to settle the consolidated class action lawsuit pending against Homestore in the U.S. District Court for the Central District of California (the "Class Action.") Under the settlement agreement, which is subject to court approval, Homestore will pay $13.0 million in cash and issue 20 million new shares of Homestore common stock to members of the class and will adopt certain corporate governance provisions designed to enhance shareholder interests.

The $13.0 million cash portion of the settlement will be funded from Homestore's existing cash resources, and together with the common stock currently valued at $50.6 million (based on the closing market price on August 12, 2003), will result in a one-time litigation settlement charge of $63.6 million, which is reflected in the Company's June 30, 2003 financial statements. Homestore will place $10.0 million in escrow upon preliminary approval by the Court, with an additional $3.0 million due upon final judicial approval of the settlement. Following this approval, the $13.0 million and 20 million shares of newly issued common stock will be distributed to the class.

SETTLEMENT WITH CENDANT

On August 6, 2003 Homestore announced that it had settled a dispute with Cendant Corporation (NYSE: CD) and certain of its affiliates (collectively, "Cendant") arising out of Homestore's 2001 acquisition of Move.com, Inc. and Welcome Wagon International Inc. (together, the "Move.com Group") from Cendant. The settlement also terminated and replaced several agreements that Homestore and Cendant entered into at the time of and following the original transaction. As a result of the settlement, Homestore recorded a $12.2 million one-time, non-cash, impairment charge in its second quarter financial statements. For a more detailed description of the Cendant settlement, see Homestore's press release dated August 6, 2003.

YEAR OVER YEAR QUARTERLY RESULTS

Revenue for the second quarter totaled $53.9 million versus $65.9 million for the second quarter of 2002. The decline in revenue is due to the expiration of certain legacy revenue agreements with Cendant, the sale of our Hessel business in early 2003, the transition of our Top Producer product line from desktop products to a subscription model and weak demand for advertising in the Company's Print segment.
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HOMESTORE REPORTS SECOND QUARTER 2003 RESULTS                           Page 3

The loss from continuing operations for the second quarter was $(94.0) million, or $(0.80) per share, compared to a loss of $(62.4) million, or $(0.53) per share for the second quarter of 2002. The net loss for the second quarter was $(91.7) million, or $(0.78) per share, compared with net loss of $(52.3) million, or $(0.44) per share in the second quarter of 2002.

SIX MONTHS RESULTS

Revenue for the first six months of 2003 was $108.7 million compared to $140.0 million for the same period in 2002. The loss from continuing operations was $(7.0) million, or $(0.06) per share compared to $(98.1) million, or $(0.83) per share in the same period of 2002. The net loss for the six months ended June 30, 2003 was $(4.5) million, or $(0.04) per share, compared with net loss of $(87.1) million, or $(0.74) per share in the first six months of 2002.

USE OF NON-GAAP FINANCIAL MEASURES

To supplement its consolidated financial statements presented in accordance with GAAP, Homestore uses a non-GAAP measure of income (loss) from operations excluding non-recurring and certain non-cash expenses. A reconciliation of this non-GAAP measure to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Homestore's current financial performance and its prospects for the future. Homestore believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and provides a more consistent basis for comparison between quarters. Further, this non-GAAP method is the primary basis management uses for planning and forecasting its future operations. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

CONFERENCE CALL

Homestore will host a conference call with the financial community, which will be broadcast live over the Internet today, Wednesday, August 13, at 1:45 p.m. PDT (4:45 p.m. EDT). Chief Executive Officer Mike Long and Chief Financial Officer Lew Belote will discuss the company's second quarter 2003 results, the CalSTRS and Cendant settlements, and Homestore's overall progress. In order to participate in the call, investors should log on to http://ir.homestore.com and click on "Event Calendar." Windows Media Player software is required and is obtainable at no cost. Please connect to the above site ten minutes prior to the call to load any necessary audio software. A replay of the call will be available in the same section of the company's Web site. A telephone replay will also be available from 4:45 p.m. PDT (7:45 p.m. EDT) on August 13 until midnight on August 20 at 706-645-9291, conference code 1091904. For additional information regarding the company's results, please go to
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HOMESTORE REPORTS SECOND QUARTER 2003 RESULTS                          Page 4

the "SEC Filings" section at http://ir.homestore.com to view quarterly reports as filed with the Securities and Exchange Commission on Form 10-Q. Homestore's Form 10-Q for the quarter ended June 30, 2003 is expected to be filed with the Securities and Exchange Commission on Thursday, August 14, 2003.

                            (FINANCIAL TABLES FOLLOW)

HOMESTORE REPORTS SECOND QUARTER 2003 RESULTS                          Page 5

                                 HOMESTORE, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                                               THREE MONTHS ENDED
                                                                  --------------------------------------------
                                                                   JUNE 30,         MARCH 31,        JUNE 30,
                                                                     2003             2003             2002
                                                                  ----------       ----------       ----------
Revenue                                                           $   52,332       $   51,915       $   58,225
Related party revenue                                                  1,555            2,942            7,669
                                                                  ----------       ----------       ----------
                                                                      53,887           54,857           65,894
Total revenue

Cost of revenue                                                       15,335           15,324           21,346
                                                                  ----------       ----------       ----------
Gross profit                                                          38,552           39,533           44,548
                                                                  ----------       ----------       ----------

Operating expenses:
   Sales and marketing                                                26,086           26,924           40,858
   Product and website development                                     6,010            5,441            9,657
   General and administrative                                         18,506           17,397           21,780
   Amortization of intangible assets                                   6,349            7,590            9,161
   Litigation settlement                                              63,600               --           23,000
   Impairment of long-lived assets                                    12,158               --               --
   Acquisition and restructuring charges                                  --               --             (459)
                                                                  ----------       ----------       ----------
         Total operating expenses                                    132,709           57,352          103,997
                                                                  ----------       ----------       ----------

Loss from operations                                                 (94,157)         (17,819)         (59,449)
Interest income (expense), net                                           (16)             (38)             909
Gain on settlement of distribution agreement                              --          104,071               --
Other income (expense), net                                              183              761           (3,896)
                                                                  ----------       ----------       ----------
Income (loss) from continuing operations                             (93,990)          86,975          (62,436)
Gain on disposition of discontinued operations                         2,301              229           10,179
Income from discontinued operations                                       --               --               --
                                                                  ----------       ----------       ----------
Net income (loss)                                                 $  (91,689)      $   87,204       $  (52,257)
                                                                  ==========       ==========       ==========

Basic earnings (loss) per share
    Continuing operations                                         $     (.80)      $      .74       $     (.53)
                                                                  ==========       ==========       ==========
    Discontinued operations                                       $      .02       $       --       $      .09
                                                                  ==========       ==========       ==========
    Net income (loss)                                             $     (.78)      $      .74       $     (.44)
                                                                  ==========       ==========       ==========

Diluted earnings (loss) per share
    Continuing operations                                         $     (.80)      $      .72       $     (.53)
                                                                  ==========       ==========       ==========
    Discontinued operations                                       $      .02       $       --       $      .09
                                                                  ==========       ==========       ==========
    Net income (loss)                                             $     (.78)      $      .72       $     (.44)
                                                                  ==========       ==========       ==========

Shares used to calculate basic and diluted per share amounts
    Basic                                                            118,114          118,151          117,825
                                                                  ==========       ==========       ==========
    Diluted                                                          118,114          120,414          117,825
                                                                  ==========       ==========       ==========

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HOMESTORE REPORTS SECOND QUARTER 2003 RESULTS                          Page 6

                                 HOMESTORE, INC.

      IMPACT OF NON-CASH AND NON-RECURRING EXPENSES ON LOSS FROM OPERATIONS
                                 (in thousands)
                                   (unaudited)


                                                     THREE MONTHS ENDED
                                         --------------------------------------------
                                          JUNE 30,         MARCH 31,        JUNE 30,
                                            2003             2003             2002
                                         ----------       ----------       ----------
Loss from operations                     $  (94,157)      $  (17,819)      $  (59,449)

Plus:
   Stock-based charges                        1,312            2,844           14,508
   Amortization                               6,349            7,590            9,161
   Depreciation                               3,148            3,248            4,839
   Litigation settlement                     63,600               --           23,000
   Acquisition and restructuring                 --               --             (459)
   Impairment of long-lived assets           12,158               --               --
                                         ----------       ----------       ----------

Loss from operations excluding
non-cash and non-recurring expenses      $   (7,590)      $   (4,137)      $   (8,400)
                                         ==========       ==========       ==========


                            SEGMENT OPERATING RESULTS
                                 (in thousands)
                                   (unaudited)


                                                      THREE MONTHS ENDED
                                         --------------------------------------------
                                          JUNE 30,         MARCH 31,        JUNE 30,
                                            2003             2003             2002
                                         ----------       ----------       ----------
Revenue:
   Media services                        $   35,559       $   35,967       $   39,132
   Software                                   6,997            6,866           12,319
   Print                                     11,331           12,024           14,443
                                         ----------       ----------       ----------
Total revenue                                53,887           54,857           65,894
                                         ----------       ----------       ----------

Operating income (loss)
    Media services                             (361)           2,982            3,124
    Software                                 (1,776)          (1,846)          (4,679)
    Print                                      (770)            (489)          (1,406)
    Unallocated                             (91,250)         (18,466)         (56,488)
                                         ----------       ----------       ----------

       Loss from operations              $  (94,157)      $  (17,819)      $  (59,449)
                                         ==========       ==========       ==========

HOMESTORE REPORTS SECOND QUARTER 2003 RESULTS                          Page 7

                                 HOMESTORE, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                                 SIX MONTHS ENDED
                                                                                      JUNE 30,
                                                                            ---------------------------
                                                                               2003             2002
                                                                            ----------       ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss from continuing operations                                             $   (7,015)      $  (98,091)
 Adjustments to reconcile net loss to net cash used in continuing operating activities:
     Depreciation                                                                6,396            7,567
     Amortization of intangible assets                                          13,939           18,524
     Accretion of distribution agreement                                            --            7,406
     Impairment of long-lived assets                                            12,158               --
     Provision for doubtful accounts                                             1,485            5,569
     Acquisition and restructuring charges                                          --              260
     Stock-based charges                                                         4,156           36,995
     Gain on settlement of distribution agreement                             (104,071)              --
     Other non-cash items                                                          186            5,737
Changes in operating assets and liabilities, net of acquisitions and discontinued operations:
     Accounts receivable                                                         4,041           (6,991)
     Prepaid distribution expense                                                9,389            5,912
     Restricted cash                                                            90,000               --
     Other assets                                                                  439            2,472
     Accounts payable and accrued expenses                                      48,808          (28,908)
     Accrued distribution agreement                                           (104,832)              --
     Deferred revenue                                                            5,904            2,107
     Deferred revenue from related parties                                      (4,497)         (11,421)
                                                                            ----------       ----------

Net cash used in continuing operating activities                               (23,514)         (52,862)
                                                                            ----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:

 Purchases of property and equipment                                            (5,262)            (647)
Proceeds from sale of marketable equity securities                                  --            1,737
 Proceeds from the sale of assets                                                1,320               --
 Maturities of short-term investments                                               --           14,394
                                                                            ----------       ----------
 Net cash provided by (used in) investing activities                            (3,942)          15,484
                                                                            ----------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from payment of stockholders' notes                                        --            3,340
Proceeds from exercise of stock options, warrants and shares issuances
 under employee stock purchase plan                                                251              588
Settlement of stock issuance obligation                                             --             (521)
Transfer to restricted cash                                                         --           (2,863)
                                                                            ----------       ----------
Net cash provided by financing activities                                          251              544
                                                                            ----------       ----------
Net cash used in continuing activities                                         (27,205)         (36,834)
Net cash provided by discontinued operations                                     2,451           63,419
                                                                            ----------       ----------
Change in cash and cash equivalents                                            (24,754)          26,585
Cash and cash equivalents, beginning of period                                  80,463           38,272
                                                                            ----------       ----------
Cash and cash equivalents, end of period                                    $   55,709       $   64,857
                                                                            ==========       ==========

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HOMESTORE REPORTS SECOND QUARTER 2003 RESULTS                        Page 8

                                 HOMESTORE, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                            JUNE 30,         DECEMBER 31,
                                                              2003               2002
                                                          ------------       ------------
ASSETS
Current assets:
     Cash and cash equivalents                            $     55,709       $     80,463
     Restricted cash                                                --             90,000
     Accounts receivable, net                                   15,336             25,945
     Current portion of prepaid distribution expense            23,397             21,863
     Other current assets                                       12,992             12,739
                                                          ------------       ------------
         Total current assets                                  107,434            231,010

Prepaid distribution expense, net of current portion             2,227             13,150
Property and equipment, net                                     25,327             25,933
Goodwill, net                                                   21,762             23,258
Intangible assets, net                                          46,674             72,771
Other assets                                                    13,135             13,086
                                                          ------------       ------------
         Total assets                                     $    216,559       $    379,208
                                                          ============       ============

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                     $      2,397       $      3,419
     Accrued expenses                                           43,680             59,732
     Accrued litigation settlement                              63,600                 --
     Accrued distribution obligation                            14,735            211,973
     Deferred revenue                                           35,529             29,625
     Deferred revenue from related parties                       4,673              7,024
                                                          ------------       ------------
         Total current liabilities                             164,614            311,773

Distribution obligation, net of current portion                     --              7,500
Deferred revenue from related parties                            4,364              6,510
Other non-current liabilities                                   10,550             14,695
                                                          ------------       ------------
         Total liabilities                                     179,528            340,478

Stockholders' equity:
     Convertible preferred stock                                    --                 --
     Common stock                                                  119                118
     Additional paid-in capital                              1,991,449          1,990,755
     Treasury stock                                            (18,886)           (18,567)
     Notes receivable from stockholders                            (62)              (106)
     Deferred stock-based charges                                 (315)            (2,246)
     Accumulated other comprehensive income (loss)                  11               (424)
     Accumulated deficit                                    (1,935,285)        (1,930,800)
                                                          ------------       ------------
     Total stockholders' equity                                 37,031             38,730
                                                          ------------       ------------

     Total liabilities and stockholders' equity           $    216,559       $    379,208
                                                          ============       ============

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HOMESTORE REPORTS SECOND QUARTER 2003 RESULTS                         Page 9

ABOUT HOMESTORE

Homestore Inc. (NASDAQ SCM: HOMS) is the leading provider of real estate media and technology solutions. The company operates the number one network of home and real estate Web sites including flagship site Realtor.com(R), the official Web site of the National Association of Realtors(R); HomeBuilder.com(TM), the official new homes site of the National Association of Home Builders; Homestore(R) Apartments & Rentals; Senior Housing; and Homestore.com(R), a home information resource. Homestore's print businesses are Homestore(R) Plans and Publications and Welcome Wagon(R). Homestore's professional software divisions include Computers for Tracts(TM), Top Producer(R) Systems and WyldFyre(TM) Technologies. For more information: http://ir.homestore.com.

CAUTION REGARDING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management's view of Homestore's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Homestore, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Homestore files with the Securities and Exchange Commission, including but not limited to its Form 10-Ks, Form 10-Qs and Form 8-Ks.

REALTOR(R) is a federally registered collective membership mark, which identifies a real estate professional who is a Member of the NATIONAL ASSOCIATION OF REALTORS(R) and subscribes to its strict Code of Ethics.

                                      # # #


Contacts:

                                      Linda Press
                                      PondelWilkinson MS&L
                                      323.866.6039
                                      lpress@pondel.com